Pursuant to Rule 424(b)(3)
Registration No. 333-111679

SUPPLEMENT TO PROSPECTUS

DATED JANUARY 29, 2004

PSYCHIATRIC SOLUTIONS, INC.

4,932,932 Shares

Common Stock

     This prospectus supplement, dated October 19, 2004 (the “Supplement”), relates to the resale of 694,304 shares of common stock, $.01 par value per share (“Common Stock”), of Psychiatric Solutions, Inc. (the “Company”) that were obtained through the conversion of the Company’s series A convertible preferred stock and distributed by Oak Investment Partners X, Limited Partnership (“Oak X, LP”) and Oak X Affiliates Fund, Limited Partnership (“Oak X Affiliates, LP”) to its limited and general partners. As of the date hereof, all of the Company’s shares of series A convertible preferred stock have been converted into shares of Common Stock, and no shares of preferred stock are outstanding.

     The Prospectus, dated January 29, 2004 (the “Prospectus”), to which this Supplement is attached, relates to the resale by the holders thereof of up to an aggregate of 4,891,502 shares of Common Stock issuable upon the conversion of the Company’s series A convertible preferred stock and 41,430 shares of Common Stock that were held by certain of the selling stockholders. This Supplement together, with the Prospectus, is to be used by certain holders of Common Stock or by their transferees, pledgees, donees or their successors in connection with the offer and sale of Common Stock. You should read this Supplement in conjunction with the Prospectus. This Supplement is qualified by reference to the Prospectus except to the extent that the information in this Supplement supersedes the information contained in the Prospectus.

     The table appearing under the heading “Selling Stockholders” in the Prospectus is hereby amended and superseded in part by the information appearing in the table below.

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Oak Investment Partners X, Limited
Partnership (2)
522 Fifth Avenue Fund LP	714	714	*
Abbott Capital Private Equity Fund III,	8,211	8,211	*
L.P., by Abbott Capital Management,
LLC as Investment Manager
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager — 04/01/03	225	225	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager — 01/01/04	562	562	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager	6,158	6,158	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager 04/01/03	169	169	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager 01/01/04	422	422	*
Asset Management Private Equity, L.P.	4,106	4,106	*
ATWILL CSFB Private Equity Partners, L.P.	2,053	2,053	*
Auda Ventures L.P.	4,106	4,106	*
BancBoston Investments Inc.	2,504	2,504	*
BAS Oak X, LLC	12,789	12,789	*
President and Trustees of Bates College	1,232	1,232	*
BM-CSAM Private Equity Fund, L.P.	2,053	2,053	*
Trustees of Boston University	1,232	1,232	*
BSC Venture Fund LLC	2,377	2,377	*
California Emerging Ventures II, LLC	10,264	10,264	*
Cambria Investors, LLC	410	410	*
Hamilton Lane–Carpenters Partnership Fund, L.P.	2,053	2,053	*
CDB Web Tech International L.P.	4,106	4,106	*
CGI Private Equity L.P. LLC	8,211	8,211	*
The Trustees of the Cheyne Walk Trust	2,053	2,053	*
Mellon Bank N.A., solely in its capacity as Custodian for The Children’s Hospital Foundation (as directed by The Children’s Hospital Foundation), and not it its individual capacity	2,053	2,053	*
The Church Pension Fund	6,158	6,158	*
Citicorp Citigroup Investments	2,053	2,053	*
Citigroup Pension Plan	2,053	2,053	*
Commonfund Capital Partners 1999, L.P. By: Fairfield Partners 1999, its General Partner	103	103	*
Commonfund Capital Venture Partners VI, L.P.	4,927	4,927	*
Constitution Liquidating Fund, L.P.	7,113	7,113	*
JPMorganChase Bank as directed Trustee for the Corning Incorporated Retirement Master Trust	3,079	3,079	*
Credit Suisse Global Post-Venture Capital Fund	616	616	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Credit Suisse Trust — Global Post-Venture Capital Portfolio	616	616	*
Crossroads Constitution Limited Partnership	72	72	*
CSFB Fund Investments VII Holdings, L.P.	4,927	4,927	*
Cutler Oil & Gas Corporation	1,642	1,642	*
Cymi, Ltd.	2,053	2,053	*
Trustees of Dartmouth College	2,874	2,874	*
Diageo Pension Trust Limited	801	801	*
William S. Dietrich II Revocable Trust	1,642	1,642	*
DLJ Venture Partners A, L.P.	858	858	*
DLJ Venture Partners B, L.P.	1,195	1,195	*
Alfred I. duPont Trust	4,106	4,106	*
Emory University	12,317	12,317	*
Endowment Venture Partners V, L.P. By: Fairfield Partners 2000, its General Partner	16,422	16,422	*
JPMorganChase Bank, as Trustee for First Plaza Group Trust	10,264	10,264	*
FLAG Venture Partners IV, L.P.	18,475	18,475	*
HarbourVest Partners VI-Parallel Partnership Fund L.P.	770	770	*
HarbourVest Partners VI-Partnership Fund, L.P.	9,494	9,494	*
HarbourVest Partners VII — Venture Partnership Fund L.P.	2,053	2,053	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger	3,284	3,284	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 04/01/03	90	90	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 01/01/04	225	225	*
Hewlett-Packard Company Group Trust	4,106	4,106	*
HK Capital LLC	820	820	*
Horsley Bridge Netherlands VII, L.P.	6,158	6,158	*
Horsley Bridge VII, L.P.	24,634	24,634	*
Houston Police Officers Pension System	6,158	6,158	*
Houston Police Officers Pension System — 04/01/03	169	169	*
Houston Police Officers Pension System — 01/01/04	422	422	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager	2,053	2,053	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	56	56	*
Northern Trust Company as Trustees for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager — 01/01/04	141	141	*
Illinois Municipal Retirement Fund Master Trust	903	903	*
ING Pomona Private Equity Fund	1,138	1,138	*
International Business Machines Corporation	2,053	2,053	*
JDH Investors I, LLC	2,463	2,463	*
J.P. Morgan Pooled Corporate Finance Institutional Investors LLC	9,539	9,539	*
J.P. Morgan Pooled Corporate Finance Private Investors LLC	2,721	2,721	*
Ewing Marion Kauffman Foundation	2,874	2,874	*
John S. & James L. Knight Foundation	4,106	4,106	*
Lord Baltimore Venture Capital Partners, LLC	3,079	3,079	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager	2,053	2,053	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager — 04/01/03	56	56	*
Board of Pensions Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	141	141	*
Los Angeles County Employees Retirement Association	8,211	8,211	*
Mellon Trust of New England, N.A. as Trustee for the Lucent Techologies Inc. Master Pension Trust	34,898	34,898	*
The Lawrenceville School	1,232	1,232	*
Robert S. Mandra	410	410	*
The Markaz/Hamilton Lane Technology Fund, L.P.	820	820	*
Mathile Family Foundation	1,232	1,232	*
MejeanView LLC	410	410	*
MERS Investment Partnership, L.P.	2,053	2,053	*
Miami Corporation	4,927	4,927	*
Miami Partners, L.P.	205	205	*
State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, and Michigan State Police Retirement System	14,370	14,370	*
Regents of the University of Michigan	4,106	4,106	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the Employees Retirement Income Plan Trust of Minnesota Mining and Manufacturing Company, (as directed by 3M Benefit Funds Investment), and not in its individual capacity	10,264	10,264	*
The Mohawk River Fund II L.P.	4,106	4,106	*
Montagu Newhall Global Partners, LP	1,232	1,232	*
Eileen M. More	410	410	*
Moussecapade, L.P.	4,106	4,106	*
Moussescale	2,053	2,053	*
The New Mexico State Investment Council Land Grant Permanent Fund	4,126	4,126	*
The New Mexico State Investment Council Severance Tax Permanent Fund	2,032	2,032	*
The Norinchukin Bank	12,317	12,317	*
Northeastern University	1,232	1,232	*
Northern Trust Corporation	1,848	1,848	*
Northern Trust Private Equity Fund, L.P.	1,232	1,232	*
Northwestern University	8,211	8,211	*
University of Notre Dame du Lac	2,053	2,053	*
Novell, Inc.	4,106	4,106	*
Old Westbury Global Private Equity Fund, LLC	4,106	4,106	*
Old Westbury Venture Capital Fund II, LLC	3,781	3,781	*
Sal. Oppenheim Jr. & Cie. KGaA	2,874	2,874	*
Oppenheim Private Equity Holding Blocker GmbH	1,232	1,232	*
Pantheon International Participations PLC	1,026	1,026	*
Pantheon USA Fund IV, L.P.	4,660	4,660	*
Pantheon USA Fund V, L.P.	1,232	1,232	*
PEI Capital Partner II, L.P.	1,232	1,232	*
Lauer & Co. Agent for J.H. Pew Freedom Trust	575	575	*
Lauer & Co. Agent for J.N. Pew, Jr. Trust	287	287	*
Lauer & Co. Agent for Mabel Pew Myrin Trust	370	370	*
Lauer & Co. Agent for The Medical Trust	164	164	*
Lauer & Co. Agent for Pew Memorial Trust	2,710	2,710	*
The Pfizer Foundation, Inc.	2,053	2,053	*
Master Trust between Pfizer Inc. and The Northern Trust Company	18,475	18,475	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Pomona College	2,463	2,463	*
Pomona Partnership Holdings III, L.P.	804	804	*
Pomona Partnership Holdings III Portfolio, L.P.	4,216	4,216	*
Portfolio Advisors Private Equity Fund, L.P.	2,053	2,053	*
Private Equity Investor PLC	4,106	4,106	*
Private Equity Portfolio Fund III, LLC	3,284	3,284	*
Private Equity Portfolio Technology Fund, LLC	370	370	*
Ramsey Beirne Partners II, LLC	410	410	*
Rensselaer Polytechnic Institute	2,053	2,053	*
Riverwind Investment Pte Ltd	12,317	12,317	*
The Trustees of the Ronald Family Trust B	410	410	*
University of San Francisco	820	820	*
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the SBC Master Pension Trust as directed by Shott Capital Management, LLC and not in its individual capacity	8,211	8,211	*
Shea-Paul Ventures, LLC	4,106	4,106	*
The Board of Trustees of the Leland Stanford Junior University	10,264	10,264	*
Stichting Pensioenfonds ABP	10,264	10,264	*
Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen	10,264	10,264	*
SunAmerica Investments, Inc.	3,818	3,818	*
SunAmerica Venture Fund 2000, L.P.	287	287	*
SVB Strategic Investors Fund, LP	4,106	4,106	*
TD Capital Private Equity Investors Partnership	2,349	2,349	*
TD Parallel Private Equity Investors Ltd.	1,756	1,756	*
Teacher Retirement System of Texas, a public pension fund and agency of the State of Texas	36,950	36,950	*
The Travelers Indemnity Company	1,369	1,369	*
The Travelers Insurance Company	684	684	*
United Gulf Investments Limited c/o Brown Brothers Harriman Trust Company (Cayman) Limited	2,053	2,053	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager	2,053	2,053	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager — 04/01/03	56	56	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager — 01/01/04	141	141	*
VCM Treuhand Beteiligungsverwaltung GmbH	6,158	6,158	*
VenCap 6 Limited	2,053	2,053	*
VenCap 9 Limited	4,106	4,106	*
Wachovia Investors, Inc.	2,053	2,053	*
Washington State Investment Board	41,056	41,056	*
University of Washington	2,463	2,463	*
Thomas Weisel Global Growth Partners (A), L.P.	1,747	1,747	*
Thomas Weisel Global Growth Partners (B), L.P.	5,438	5,438	*
The Wellcome Trust Limited, as Trustee of the Wellcome Trust	6,158	6,158	*
Worldwide Oak X Ltd.	820	820	*
Bandel L. Carano & Paula Michelle Carano, Trustees of the Bandel & Paula Carano Trust dated January 12, 2004 (3)	12,634	955	*
Frederic W. Harman, Trustee of the Bandel & Paula Carano Children’s Trust dated August 18, 2004	3,175	318	*
Edward F. Glassmeyer (4)	11,937	878	*
EFG Trust II	6,240	1,215	*
F. & S. Harman Family Trust Created By Agreement Dated 7/26/96 (5)	13,054	996	*
The Harman Family Irrevocable Trust F/B/O Allison S. Harman	918	92	*
The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman	918	92	*
The Harman Family Irrevocable Trust F/B/O Stephen F. Harman	918	92	*
Ann H. Lamont (6)	16,035	1,015	*
The Lamont Children’s 1998 Trust	2,565	257	*
David B. Walrod (7)	9,403	636	*
The David Black Family Partnership	3,278	328	*
Gerald R. Gallagher	1,807	919	*
Ann Gallagher 2000 GST Family Trust	219	22	*
Gerald P. Gallagher 2000 GST Family Trust	219	22	*
Megan Gallagher 2000 GST Family Trust	219	22	*
Grace A. Ames	1,310	130	*
Virginia K. Eddington	656	66	*
Munir R. Javeri	23	23	*
Ren B. Riley	656	66	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Ifty A. Ahmed	656	66	*
Julie A. Cavaliere	656	66	*
Oak X Affiliates Fund, Limited Partnership (2)
557 Group	135	135	*
Sanjiv Ahuja	135	135	*
David Baylor	135	135	*
Birchwood Family Partnership	135	135	*
Peter and Fay Bisson	406	406	*
BNY Partners Fund II, LLC	1,693	1,693	*
BNY Partners Fund II, LLC 10/1/03	135	135	*
Ronald F. Borelli	135	135	*
John Christopher Boyle and Amy Marie Boyle, Trustees of the Boyle Family Trust U/D/T dated September 3, 1998	678	678	*
Lawrence V. Calcano	339	339	*
Ricardo C. Calvillo	135	135	*
James A. Cannavino	339	339	*
Harry J. and Deborah A. Carr	339	339	*
Stacey B. Case Living Trust	339	339	*
Andrew Chase and Laura Chase ttees of the Chase 1991 Revocable Trust dtd 4/21/91	339	339	*
Yoon Jung Choi	135	135	*
Matthew L. Clark	68	68	*
Charles J. Downey, III	33	33	*
Charles Cotton	135	135	*
Paul Lewis Davies III	678	678	*
De Geus — John Family Trust u/a DTD Sept 8, 1999	339	339	*
Steven J. Dietz	135	135	*
Diner P-3 Level One Limited Partnership	678	678	*
Dixon & Carol Doll Family Trust	542	542	*
Frank M. Dunlevy	406	406	*
Emerson Street Ventures	271	271	*
Equity Information Corporation Profit Sharing Plan	135	135	*
ESG INV 2001 LLC	135	135	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
FHP OXA, LLC a Nevada Limited Liability Company	406	406	*
Jesse M. Fink	678	678	*
Fortenbaugh — Lee Ventures, LLC	339	339	*
The Glenrock Group LLC	339	339	*
Richard B. Gold	135	135	*
Robert Goodman	339	339	*
Hatch Graham	135	135	*
GRBF (Jersey) Limited	271	271	*
Greenfield Family Limited Partnership	678	678	*
Randall A. Hack	135	135	*
Robert C. Hagerty & Deanna Hagerty as Co-Trustees of The Hagerty Living Trust dated May 14, 1999	203	203	*
B. Kipling & Mary Ann Hagopian TTEES udt 3/25/88	678	678	*
Michael J. Herling	168	168	*
Basil Horangic	135	135	*
Thomas S. Huseby	135	135	*
Rupin and Pragna Javeri	135	135	*
John H. Johnson	203	203	*
Jones Living Trust	406	406	*
Chiiming Kao	135	135	*
John D. Karcher	678	678	*
Robert W. and Laurie Kitts	135	135	*
Michael R. Kourey and Michele M. Kourey as co-trustees of the Kourey Living Trust dated 1/3/97	203	203	*
Lanza Family Trust UA 11/2/82	101	101	*
Steven E. Lebow	406	406	*
Lewis & Stephanie Holdings Limited Partnership	203	203	*
Richard T. Liebhaber	135	135	*
Stephen J. Luczo	135	135	*
Jerome C. Marcus	406	406	*
MBF Investments, LLC	135	135	*
McEvoy-Worsencroft Family Trust U/A/D 7/29/94	406	406	*
Mejean Corporation	678	678	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
Stanley J. Meresman and Sharon A. Meresman, Trustees of the MERESMAN FAMILY TRUST, U/D/T dated September 13, 1989, as amended	678	678	*
J. Sanford Miller	678	678	*
Matthew D. Miller	203	203	*
Eileen M. More	678	678	*
Rowland T. Moriarty	135	135	*
William F. Murdy	135	135	*
Murphy Family Trust dated 2/17/2000	68	68	*
Arthur Richard Newton and Petra Michel, Trustees, Newton/Michel Family Trust, Dated July 16, 2002	203	203	*
O’Brien Family Trust	135	135	*
The Samuel J. and Sandra S. Parker Family Trust dated 9/10/82	271	271	*
Caitlin Pincus	406	406	*
The Price Trust utd 10/5/84	406	406	*
Providence Investment Company Limited	678	678	*
QIP II, LLC	271	271	*
Kristin and Kurt Rauschenbach	271	271	*
Douglas O. Reudink	135	135	*
Dave Schaeffer	135	135	*
David and Tracey Scheer	135	135	*
Phyllis Schwartz	33	33	*
Andrew B. Sessions and Rachelle K. Sessions, Trustees w/a/d 1/28/97	203	203	*
Ajit Shah	203	203	*
Nicholas H. Shelness & Maggi Allan	135	135	*
Roderick W. Shepard	406	406	*
The Simonian Living Trust	33	33	*
David R.A. Steadman	203	203	*
Thomas Stemberg Revocable Trust	339	339	*
Steve and Diana Strandberg	271	271	*
J. Leland Strange	271	271	*
Parviz Tayebati	678	678	*
Teton Ventures, LLC	271	271	*
TW Trust	135	135	*

		Number of	Percentage of
		Shares of	Common
		Common	Stock
	Number of	Stock That	Beneficially
	Shares of	May Be	Owned
	Common Stock	Sold	Assuming
Name of Selling	Beneficially	Pursuant	Completion of
Stockholder	Owned (1)	Hereto	This Offering
TWP Oak X Investors LLC	271	271	*
Alex Vieux	339	339	*
Andrew M. Vought	406	406	*
John Wallace	203	203	*
James Wei	203	203	*
Alan L. Wurtzel Revocable Trust	271	271	*
Yarmouth Trust	678	678	*
Zisman Equities Group, LP	678	678	*
Bandel L. Carano & Paula Michelle Carano, Trustees of the Bandel & Paula Carano Trust dated 01/12/04(3)	12,634	109	*
Edward F. Glassmeyer(4)	11,937	109	*
F. & S. Harman Family Trust Created By Agreement Dated 7/26/96(5)	13,054	109	*
Ann H. Lamont(6)	16,035	109	*
Dave Walrod(7)	9,403	54	*

*   Indicates beneficial ownership of less than 1.0% of the Company’s outstanding common stock.

(1) Based on the Company’s review of filings with the Securities and Exchange Commission and other information available to the Company, the Company is not aware of any shares beneficially owned by the selling stockholders except as reflected in the table above.

(2) As of October 18, 2004, Oak X, LP and Oak X Affiliates, LP have distributed to their limited and general partners 663,532 and 30,772 shares, respectively, of the Company’s common stock obtained through the conversion of the Company’s series A convertible preferred stock. In turn, such general partners made distributions of the shares received to its respective members.

(3) Includes 9,634 shares directly owned by Bandel L. Carano & Paula Michelle Carano, Trustees of the Bandel & Paula Carano Trust dated January 12, 2004; 2,953 options held on behalf of Oak X, LP which are currently exercisable; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Excludes 918 shares held by each of The Harman Family Irrevocable Trust F/B/O Allison S. Harman, The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman and The Harman Family Irrevocable Trust F/B/O Stephen F. Harman, for which Mr. Carano is a trustee. Mr. Carano is a Managing Member of Oak Associates X, L.L.C. (“Oak Associates X”), the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Carano disclaims such beneficial ownership except with respect to shares directly owned by him.

(4) Includes 8,937 shares directly owned by Edward F. Glassmeyer; 2,953 options held on behalf of Oak X, LP which are currently exercisable; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Glassmeyer is a Managing Member of Oak Associates X, the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Glassmeyer disclaims such beneficial ownership except with respect to shares directly owned by him.

(5) Includes 10,054 shares directly held by F & S Harman Family Trust Created by Agreement Dated 7/26/96; 2,953 options held on behalf of Oak X, LP which are currently exercisable; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Excludes 3,175 shares held by The Bandel and Paula Carano

Children’s Trust dated August 18, 2004, for which Mr. Harman is a trustee. Mr. Harman is a Managing Member of Oak Associates X, the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Harman disclaims such beneficial ownership except with respect to shares held by F & S Harman Family Trust.

(6) Includes 13,035 shares held directly by Ann H. Lamont; 2,953 options held on behalf of Oak X, LP which are currently exercisable; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Ms. Lamont is a Managing Member of Oak Associates X, the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Ms. Lamont disclaims such beneficial ownership except with respect to shares directly owned by her.

(7) Includes 6,403 shares directly held by David B. Walrod; 2,953 options held on behalf of Oak X, LP which are currently exercisable; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Walrod is a Managing Member of Oak Associates X the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Walrod disclaims such beneficial ownership except with respect to shares directly owned by him.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 33 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Supplement is October 19, 2004